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                                                                    Exhibit 10.8


                                   AMENDMENT 1996-1


                              WYNN'S INTERNATIONAL, INC.
                           STOCK-BASED INCENTIVE AWARD PLAN



    WHEREAS, Wynn's International, Inc. (the "Company") maintains the Wynn's International, Inc. Stock-Based Incentive Award Plan (the "Plan); and

    WHEREAS, the Company has the right to amend the Plan, and the Company desires to amend the Plan to reflect recent resolutions adopted by the Board of Directors;

    NOW, THEREFORE, the Plan is hereby amended, effective as of December 11, 1996, as follows:

    1.   Section 1.1(g) of the Plan is amended to read as follows:

         "(g) 'Board of Directors' shall mean the Board of Directors of the Corporation."

    2.   Section 1.1(j) of the Plan is amended to read as follows:

         "(j) 'Committee' means a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom (i) in respect of any transaction at a time when the affected Participant may be subject to Section 162(m) of the Code, shall be an "outside director" within the meaning of Section 162(m) of the Code and (ii) in respect of any transaction at a time when the affected Participant


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    may be subject to Section 16 of the Securities and Exchange Act of 1934
    ("Exchange Act"), shall be a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act."

    3.   Section 1.1(n) of the Plan is amended to read as follows:

              "(n) Reserved."

    4. Section 1.1(t) of the Plan is amended by replacing the reference to "422A" contained therein with "422."

    5. Section 2.4 of the Plan is amended by adding the following sentence at the end thereof:


         "The maximum number of shares subject to Options and Stock Appreciation Rights that are granted during any calendar year to any individual shall be limited to 100,000 shares, subject to adjustments contemplated by Section 7.2."

    6.   Section 2.5 of the Plan is amended to read as follows:

         "2.5 Grants of Awards

         Awards may be granted either by (i) the Board of Directors, or (ii) the Committee. The grant of an Award is made on the Award Date."

    7. Sections 3.5(b) and 4.1 of the Plan are amended by replacing the references to "422A" contained therein with "422."

    8.   Section 4.2(b) of the Plan is amended to read as follows:


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         "(b) Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Award Agreements, such conditions upon a Stock Appreciation Right and the related Option and upon their exercises (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements."

    9. The second sentence of Section 7.4(a) of the Plan is amended to read as follows:


         "Acceleration of Awards shall comply with applicable regulatory requirements, including, without limitation Section 422 of the Code."


    10. Section 7.7 of the Plan is amended by modifying the second paragraph contained therein to read as follows:

         "Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements."

    11. The first sentence of Section 7.8(b) of the Plan is amended to read as follows:

         "Any amendment that would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, shall be subject to stockholder approval only to the extent then required by Section 422 of the Code or applicable law, or deemed necessary or advisable by the Board."


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    IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment to the Plan on this 11th day of December, 1996.


                                       WYNN'S INTERNATIONAL, INC.

                                       By:  /s/ Gregg M. Gibbons
                                           ---------------------------------
                                          Vice President-Corporate Affairs,
                                          General Counsel and Secretary



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